EXHIBIT 21.01

Subsidiaries of the Registrant

Name of Subsidiary	Country/State of Incorporation/Organization
1 Global Place Canada, Inc.	Canada
1 Globalplace Pty Ltd.	Australia
Best4U Media Sàrl	Switzerland
Domainname.Com Limited	Argentina
EMBP 455, LLC	California
EMBP 685, LLC	California
eNIC Cocos (Keeling) Island Pty. Limited	Australia
eNIC Corporation	Washington
Garden Acquisition, LLC	Delaware
GeoTrust, Inc.	Delaware
Geotrust Japan KK	Japan
Global Registration Services Limited	United Kingdom
GNR Limited	England and Wales
HV Acquisition Corporation	Delaware
Jamster International Sàrl	Switzerland
Langoo Acquisition Corp.	Delaware
LightSurf International, Inc.	California
m-Qube Canada, Inc.	Canada
Name Engine, Inc.	Delaware
NS Holding Company	Delaware
Personal Names Ltd.	England and Wales
siteRock K.K.	Japan
Thawte Consulting (Pty) Ltd.	South Africa
Thawte Holdings (Pty) Ltd.	South Africa
Thawte, Inc.	Delaware
Thawte Technologies, Inc.	Delaware
The Global Name Registry Ltd.	England and Wales
The.tv Corporation International	Delaware
The.tv Corporation (Tuvalu) Proprietary Ltd.	Tuvalu
Tocop Sàrl	Switzerland
VeriSign Australia (Pty) Ltd.	Australia
VeriSign Canada Limited	Canada
VeriSign Capital Management, Inc.	Delaware
VeriSign Colombia SAS	Colombia
VeriSign Denmark Aps	Denmark
VeriSign Deutschland GmbH	Germany
VeriSign Digital Services Technology (China) Co., Ltd.	China
VeriSign do Brasil Servicos para Internet Ltda	Brazil
VeriSign France SAS	France
VeriSign Holdings Limited	Cayman Islands
VeriSign Hong Kong Limited	Hong Kong
VeriSign India Private Limited	India
VeriSign Information Services, Inc.	Delaware
VeriSign International Holdings, Inc.	Delaware
VeriSign Israel Ltd.	Israel
VeriSign Italy S.r.l.	Italy
VeriSign Japan K.K.	Japan

Name of Subsidiary	Country/State of Incorporation/Organization
VeriSign Korea Ltd.	Korea
VeriSign Naming and Directory Services, LLC	Delaware
VeriSign Netherlands B.V.	Netherlands
VeriSign Netherlands Mobile Holdings BV	Netherlands
VeriSign Norway AS	Norway
VeriSign Reinsurance Company, Ltd.	Bermuda
VeriSign Sàrl	Switzerland
VeriSign Services India Private Limited	India
VeriSign Spain S.L.	Spain
VeriSign Sweden AB	Sweden
VeriSign Switzerland SA	Switzerland
VeriSign UK Limited	United Kingdom
VeriSign U.S. Holdings, Inc.	Nevada
Whiteley Investments, Ltd.	United Kingdom

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